                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant                     /x/

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/x/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                       CLEMENTE STRATEGIC VALUE FUND, INC.
   ------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/ No fee required

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                      CLEMENTE STRATEGIC VALUE FUND, INC.
                              152 WEST 57TH STREET
                            NEW YORK, NEW YORK 10019

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 26, 2000

                            ------------------------

     The Annual Meeting of Stockholders of Clemente Strategic Value Fund, Inc. (the "Fund"), a Maryland corporation, will be held at the offices of Clemente Capital, Inc., 152 West 57th Street, New York, New York, on April 26, 2000 at 9:30 a.m., New York time, for the following purposes:

          1. To elect seven Fund directors to serve until their successors are duly elected and qualified;

          2. To ratify the selection by the Board of Directors of PricewaterhouseCoopers LLP as the Fund's independent accountants for the year ending December 31, 2000;

          3. To amend the Fund's Investment Advisory Agreement with Clemente Capital, Inc. (the "Adviser") regarding the calculation of the compensation of the Adviser, including the Basic Fee and the performance fee which, if approved, may result in an increase in the annual advisory fees;

          4. To amend the current U.S. Advisory Agreement among the Fund, the Adviser and Wilmington Trust Company (the "Sub-Adviser") to a sub-advisory agreement on substantially the same terms as the current U.S. Advisory Agreement;

          5. To consider a shareholder proposal recommending that the Board take the steps necessary to provide shareholders an option to receive net asset value with no redemption penalty; and

          6. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed February 29, 2000 as the record date for the meeting. Only holders of record of the Fund's Common Stock at the close of business on such date will be entitled to notice of, and to vote at, such meeting. The stock transfer books will not be closed.

     A copy of the Fund's Annual Report for the fiscal year ended December 31, 1999 has been previously mailed to stockholders.


                                          By order of the Board of Directors,

                                          William Clark
                                          Secretary

Dated: April 6, 2000

                                    IMPORTANT

     UNLESS YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE FILL IN, DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED REPLY ENVELOPE. YOUR PROMPT RESPONSE WILL ASSURE A QUORUM AT THE MEETING.

                      CLEMENTE STRATEGIC VALUE FUND, INC.
                              152 WEST 57TH STREET
                            NEW YORK, NEW YORK 10019

                            ------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 26, 2000

                            ------------------------

                              GENERAL INFORMATION

     The Board of Directors of the Fund solicits the proxies of the holders of the Fund's Common Stock for use at the Annual Meeting of Stockholders (the "Meeting") to be held at the offices of Clemente Capital, Inc., 152 West 57th Street, New York, New York, on April 26, 2000, at 9:30 a.m., New York time, and at any and all adjournments thereof. A form of proxy is enclosed herewith. The Proxy Statement and the form of proxy were first sent to stockholders on April 10, 2000. Any stockholder who executes and delivers a proxy may revoke it by written communication at any time prior to its use or by voting in person at the Annual Meeting.

     The cost of soliciting the proxies will be borne by the Fund. Directors, officers and regular employees of the Fund may solicit proxies by telephone, facsimile or personal interview. In addition, the Fund has engaged the services of Georgeson & Company Inc., a professional proxy solicitation firm, to solicit proxies from its stockholders. The agreement between the parties provides for solicitation services at an estimated cost of $6,000, plus expenses. The Fund will, upon request, bear the reasonable expenses of brokers, banks and their nominees who are holders of record of the Fund's Common Stock on the record date, incurred in mailing copies of this Notice of Meeting and Proxy Statement and the enclosed form of proxy to the beneficial owners of the Fund's Common Stock.

     Only holders of issued and outstanding shares of the Fund's Common Stock of record at the close of business on February 29, 2000 are entitled to notice of, and to vote at, the Meeting. Each such holder is entitled to one vote per share of Common Stock so held. The number of shares of Common Stock outstanding on February 29, 2000 was 4,383,660.

     COPIES OF THE FUND'S ANNUAL REPORT ARE AVAILABLE FREE OF CHARGE TO ANY STOCKHOLDER. REPORTS MAY BE ORDERED BY WRITING CLEMENTE CAPITAL, INC., 152 WEST 57TH STREET, NEW YORK, NEW YORK 10019 OR CALLING (800) 937-5449.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     At its February 10, 2000 special meeting, the Board of Directors of the Fund voted to recommend the seven nominees named herein for election by the shareholders. If elected, each nominee has consented to serve as a director of the Fund until their successors are duly elected and qualified. In the event that any of the nominees should become unavailable for election for any presently unforeseen reason, the persons named in the form of proxy will vote for any nominee who shall be designated by the present Board of Directors. Directors shall be elected by a plurality of the shares voting at the Meeting.

     The information set forth below as to the ages and principal occupations of these nominees, and the number of shares of Common Stock of the Fund beneficially owned by them, directly or indirectly, has been furnished to the Fund by such nominees.

                                    NOMINEES

                                                                                             NUMBER AND PERCENTAGE
                                                                                           (IF OVER 1%) OF SHARES OF
                                                                                                 COMMON STOCK
                                                      PRINCIPAL OCCUPATION                BENEFICIALLY OWNED AS OF
NAME AMD ADDRESS                    AGE              DURING PAST FIVE YEARS                   FEBRUARY 29, 2000
---------------------------------   ---   ---------------------------------------------   ---------------------------
*Gary A. Bentz                      43    Director of the Fund since September 1998;                  5,000
  One West Pack Square                      Treasurer of the Fund since February 2000;
  Suite 777                                 Chief Financial Officer and Treasurer of
  Asheville, NC 28801                       Deep Discount Advisors, Inc., an investment
                                            advisory firm, Director of The Austria
                                            Fund, Inc. and Central European Value Fund,
                                            Inc.
*Ralph W. Bradshaw                  49    Director of the Fund since September 1998;                    600
  One West Pack Square                      Chairman of the Fund since February 2000;
  Suite 777                                 Treasurer of the Fund from January 1999
  Asheville, NC 28801                       until February 2000; Consultant with Deep
                                            Discount Advisors, Inc., an investment
                                            advisory firm; Director of The Austria
                                            Fund, Inc., Central European Value Fund,
                                            Inc. and The Portugal Fund.
*William Clark                      54    Director of the Fund since May 1999;                        1,600
  One West Pack Square                      Secretary of the Fund since May 1999;
  Suite 777;                                Consultant with Discount Advisors, Inc., an
                                            investment advisory firm; Director of The
                                            Austria Fund, Inc. and Central European
                                            Value Fund, Inc.
Thomas H. Lenagh                    78    Director of the Fund since June 1987;                       1,000
  Greenwich Office Park                     Independent Financial Adviser; Director of
  Greenwich, CT 06831                       Gintel Funds, Adams Express, ASD Group, ICN
                                            Pharmaceuticals, Inrad Corp. and V-Band
                                            Corp.
+Scott B. Rogers                    44    Chief Executive Officer, Asheville Buncombe
  6 Beaverdam Court                         Community Christian Ministry; President,
  Asheville, NC 28804                       ABCCM Doctor's Medical Clinic; Director,
                                            Southeastern Jurisdiction Urban Networkers;
                                            Director, Asheville Area Red Cross;
                                            Appointee, NC Governor's Commission on
                                            Welfare to Work; Chairman, Recycling
                                            Unlimited; Director, Inter-Denominational
                                            Ministerial Alliance; Director of Central
                                            European Value Fund, Inc.

                                                                                              NUMBER AND PERCENTAGE
                                                                                            (IF OVER 1%) OF SHARES OF
                                                                                                  COMMON STOCK
                                                      PRINCIPAL OCCUPATION                 BENEFICIALLY OWNED AS OF
NAME AMD ADDRESS                    AGE              DURING PAST FIVE YEARS                    FEBRUARY 29, 2000
---------------------------------   ---   ---------------------------------------------   ---------------------------
+Andrew Strauss                     45    Attorney and senior member of Strauss &                     2,500
  77 Central Avenue                         Associates, P.A., attorneys, Asheville,
  Suite F                                   N.C.; previous President of White Knight
  Asheville, NC 28801                       Healthcare, Inc. and LMV Leasing, Inc., a
                                            wholly owned subsidiary of Xerox Credit
                                            Corporation; Director of Central European
                                            Value Fund, Inc.
+Glenn W. Wilcox, Sr.               67    Chairman of the Board and Chief Executive
  418 Vanderbilt Road                       Officer of Wilcox Travel Agency; Director
  Asheville, NC 28803                       of Champion Industries, Inc.; Chairman of
                                            the Board of Blue Ridge Printing Co., Inc.;
                                            Chairman of the Board of Towers Associates,
                                            Inc., Director of Asheville Chamber of
                                            Commerce; Vice Chairman of the Board of
                                            First Union National Bank of Appalachian
                                            State University; Board of Trustees and
                                            Board of Directors of Mars Hill College;
                                            Director of Central European Value Fund,
                                            Inc.
All Directors and Officers as a                                                                      10,700
  Group (7 persons)

------------------

* May be deemed an "Interested Person" of the Fund, as defined in the Investment Company Act of 1940, as amended (the "1940 Act").

+ Recommended by the Board of Directors at a meeting held on February 10, 2000 as a nominee for election to the Board of Directors.

     In addition to Messrs. Bentz, Bradshaw and Clark, Leopoldo M. Clemente, Jr. serves as an executive officer of the Fund, as set forth below. Each of the executive officers serves at the pleasure of the Board of Directors.

NAME AND ADDRESS                                        AGE   PRINCIPAL OCCUPATION DURING PAST FIVE YEARS
-----------------------------------------------------   ---   -----------------------------------------------------
Leopoldo M. Clemente, Jr.                               61    President of the Fund since June 1987; President and
152 West 57th Street                                            Chief Executive Officer of Clemente Capital Inc.
New York, New York 10019                                        since January 1989; Director of The First
                                                                Philippine Fund Inc. and Philippine Strategic
                                                                Investment (Holdings) Limited.

     The Board of Directors of the Fund held four regular meetings and two special meetings during 1999. All directors attended at least 75% of such meetings. The Fund has an Audit Committee comprised of non-interested

Directors. The Audit Committee met once during 1999. The purpose of the Audit Committee is to advise the full Board with respect to accounting, auditing and financial matters affecting the Fund.

     Directors who are not affiliated with Clemente Capital, Inc. ("Clemente Capital" or the "Adviser") or Wilmington Trust Company ("Wilmington" or the "Sub-Adviser"), whether deemed an "interested" person of the Fund or not, receive from the Fund an annual stipend of $8,000 for serving on the Board and its committees, an additional $500 for each Board meeting which they attend and reimbursement for out-of-pocket expenses in connection with their attendance at directors' meetings. The Fund does not pay any pension or other benefits to its directors. For the fiscal year ended December 31, 1999, the following table sets forth compensation paid by the Fund to its directors.

TOTAL COMPENSATION FROM THE FUND

NAME OF DIRECTOR                                        COMPENSATION FROM THE FUND(1)
-----------------------------------------------------   ----------------------------
Gary A. Bentz                                                     $ 10,000
Ralph W. Bradshaw                                                 $ 10,500
William Clark                                                     $  4,166
Phillip Goldstein                                                 $ 11,000
Gerald Hellerman                                                  $ 12,000
Thomas H. Lenagh                                                  $ 10,000
Ronald G. Olin                                                    $ 12,500

     The Adviser, which pays the compensation and certain expenses of its personnel who may serve as officers of the Fund, receives an investment advisory fee.

------------------

(1) The Fund is the only investment company in the complex.

     THE FUND'S BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR"
             THE ELECTION OF DIRECTORS PURSUANT TO PROPOSAL NO. 1.

                                 PROPOSAL NO. 2

                        RATIFICATION OF THE SELECTION OF
                            INDEPENDENT ACCOUNTANTS

     By vote of the Board of Directors, including the vote of the non-interested Directors, the firm of PricewaterhouseCoopers LLP has been selected as the Fund's independent accountants for the year ending December 31, 2000. Such selection is being submitted to the stockholders for ratification. The employment of PricewaterhouseCoopers is conditioned on the right of the Fund, by majority vote of its stockholders, to terminate such employment. PricewaterhouseCoopers has acted as the Fund's independent accountants from its inception through December 31, 1999.

     The services to be provided by the Fund's independent accountants include examination of the Fund's annual financial statements and limited review of its unaudited quarterly statements, assistance and consultation in connection with Securities and Exchange Commission and New York Stock Exchange filings, and preparation of the Fund's annual federal and state income tax returns.

     A representative of PricewaterhouseCoopers is expected to be present at the Meeting and will have the opportunity to make a statement if he or she so desires. This representative will also be available to respond to appropriate questions.

     Proposal No. 2 requires the affirmative vote of a majority of shares voting at the Meeting for passage.

           THE FUND'S BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
            VOTE "FOR" THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP
                     AS THE FUND'S INDEPENDENT ACCOUNTANTS.

                                 PROPOSAL NO. 3

                      CONSIDERATION OF A PROPOSAL TO AMEND
                         THE FUND'S INVESTMENT ADVISORY
                      AGREEMENT REGARDING THE CALCULATION
                    OF THE BASIC FEE AND THE PERFORMANCE FEE
                     WHICH MAY RESULT IN AN INCREASE IN THE
                    ANNUAL ADVISORY FEES PAYABLE BY THE FUND

     At the February 10, 2000 meeting of the Board of Directors, the Directors approved certain changes to the Fund's current investment advisory agreement (the "Advisory Agreement") between the Fund and the Adviser. The Advisory Agreement, originally entered into by the Fund on June 19, 1987, was last submitted and approved by the stockholders at an annual meeting held on September 23, 1998, at which the stockholders voted against a stockholder proposal recommending that the Advisory Agreement be terminated.

     A copy of the proposed amended and restated investment advisory agreement marked to indicate all changes from the current agreement is attached hereto as Appendix A. The purposes for the amendment are as follows: (i) to reflect the Fund's name change approved at the 1999 Meeting of Stockholders to the "Clemente Strategic Value Fund, Inc." from the "Clemente Global Growth Fund, Inc."; (ii) to replace the index used to measure to what extent the Adviser may have earned a performance fee for each calendar year to the "S&P 500 Index of U.S. Securities" from the "FT-Actuaries World Index"; (iii) to amend the performance fee schedule attached to the Advisory Agreement as Appendix A to calculate any applicable performance fee earned by the Adviser for each calendar year;
(iv) to reflect a change in the calculation of the Basic Fee to pay the Adviser a monthly fee of 1% (on an annualized basis) of the average weekly net assets of the Fund rather than using the "month-end net assets", and (v) to reflect certain non-material conforming changes to the U.S. Advisory Agreement among the Fund, the Adviser, and Wilmington Trust Company (the "Sub-Adviser"), subject to stockholder approval of Proposal No. 4.

     The Board of Directors approved the amendment to the Advisory Agreement with respect to the change of indices having considered the nature of the recent changes to the Fund's investment focus, the greater flexibility afforded the Fund's Adviser in managing the Fund's assets, and that the index set forth in the current Advisory Agreement was no longer reflective of the majority of the Fund's assets and therefore tying any applicable performance fee calculation to the FT-Actuaries World Index would no longer be appropriate. The Adviser recommended and the Directors concurred that the appropriate index would be the S&P 500 Index of U.S. Securities given the fact that approximately 80% of the Fund's assets are invested in U.S. securities.

     The Board of Directors has approved a newly proposed fee structure that will adjust the amount of performance fees paid to the Adviser based on the performance of the Fund in comparison to the performance of a designated index. Under the current Advisory Agreement with the Adviser, the Adviser is entitled to receive annually a basic fee of 1% ("Basic Fee") which is subject to an adjustment based on the performance of the Fund compared to the performance of the current benchmark index. Under the Advisory Agreement, utilizing the FT-Actuaries World Index as its benchmark, the Basic Fee earned by the Adviser could, on an annualized basis, increase from 1% to a maximum of 1.5% and decrease to a minimum of .50% depending on the Fund's performance compared to the performance of the index. The Adviser, under such Advisory Agreement, would never earn less than the .5% minimum performance fee.

     Under the proposed fee structure in the amended Advisory Agreement, the Adviser would still be entitled to a Basic Fee of 1% and that fee would also be subject to an adjustment based on the Fund's performance compared to the performance of the S&P 500 Index. However, under the amended Advisory Agreement, the Basic Fee earned by the Adviser could, on an annualized basis, (i) increase from 1% to a maximum of 2%, or, conversely, (ii) decrease from 1% to a minimum of 0.00%, depending on the Fund's performance compared to the performance of such benchmark. Under the proposed fee structure, the Adviser would earn the 1% Basic Fee if the Fund's performance exceeds the performance of the S&P 500 Index by exactly 5%. The Adviser would earn a maximum of 2% in total annual fees if the Fund's performance exceeded the performance of the S&P 500 Index by at least 15%. Conversely, if the performance of the Fund trails the S&P 500 Index by 5% or more, the Adviser's total annual fees would be reduced to 0.00%.

     Under the proposed amended Advisory Agreement, the performance fee will be calculated via the use of a rolling period. A rolling period is the specific duration of time over which the performance of the Fund and the performance of the benchmark index are compared. The SEC recommends a minimum rolling period of at least 12 months. Therefore, until the Adviser and the Fund have established performance records for at least 12 months under the proposed amended Advisory Agreement (i.e. May 1, 2000 through April 30, 2001), the Adviser will earn a flat rate fee of 1% of the Fund's average weekly net assets on an annualized basis. Therefore, during the initial 12 months of the amended Advisory Agreement, the Fund will not compensate the Adviser with fees adjusted for Fund performance.

     The Adviser will begin to receive a fee adjusted for Fund performance in the second year of the amended Advisory Agreement. During the second year, from May 1, 2001 through April 30, 2002, each month's accrued advisory fee (including accrued performance fees) will be calculated using a 12 month rolling period. For example, to calculate the fee for the month of May 2001, the performance of the S&P 500 Index and the Fund would be compared over the 12 month period beginning on June 1, 2000 and ending May 31, 2001, that is, index and Fund performance would be compared over the 12 month period that includes the most recent month for which the fee is being calculated and the eleven months prior to that month. At the end of the second year ending April 30, 2002 and at the end of each succeeding year of the amended Advisory Agreement, 12 months will be added to the rolling period for purposes of calculating the performance fee until the rolling period is eventually equal to 60 months. For example, commencing May 1, 2002 and for the duration of the third year of the amended Advisory Agreement, each month's fee will be calculated using a 24 month rolling period; during the fourth year commencing May 1, 2003, the fee will be calculated using a 36 month rolling period; during the fifth year commencing May 1, 2004, the fee will be calculated using a 48 month rolling period. Finally, for the sixth year and for the duration of the Advisory Agreement thereafter, the fee will be calculated using a 60 month rolling period.

     Under the fee structure of the Advisory Agreement, using the FT-Actuaries World Index as its benchmark, the Adviser earned total annual fees equal to $803,075.43 for the year ended December 31, 1999. Assuming for purposes of making a comparison, that, for the same period, the proposed fee structure using the S&P 500 Index had been in effect for its first year (during which the Adviser would have earned a flat rate fee of 1% of the Fund's average weekly net assets), the Adviser would have earned total annual fees of $757,958.00 for year-ended December 31, 1999, or 94.39% of the fees earned by the Adviser under the current Advisory Agreement. Further, if the proposed fee structure using the S&P 500 Index had been in effect for its second year for the year-ended
December 31, 1999, the 1% flat rate fee would have been adjusted according to the Fund's performance over a 12 month rolling period in comparison to the S&P 500 Index, and the Adviser would have earned $318,373.18 or 39.64% of the fees earned by the Adviser under the current Advisory Agreement.

     A table has been provided below to illustrate the differences between the fee structures of the existing Advisory Agreement and the proposed amended Advisory Agreement.

                                  FEE TABLE(1)

                                                                           CURRENT      PROPOSED
                                                                           AGREEMENT    AGREEMENT
                                                                           ---------    ---------
SHAREHOLDER TRANSACTION EXPENSES
  Sales Load (as a percentage of offering price)........................    None         None
  Dividend Reinvestment and Cash Purchase Plan Fees.....................    None         None
ANNUAL EXPENSES (as a percentage of net assets attributable to common shares)
  Management Fees.......................................................    1.21%        1.00%
  Interest Payments on Borrowed Funds...................................    None         None
  Other expenses........................................................    0.70%        .69%
    Total Annual Expenses...............................................    1.91%        1.69% (2)

------------------
(1)  As of December 31, 1999.
(2) This figure is based on the assumption that the Adviser is paid a flat rate management fee of 1% for the year-ended December 31, 1999. If fees for the same period had been adjusted according to the Fund's performance over a 12 month rolling period (as in the second year of the proposed agreement), the Adviser's management fee would have been reduced to .48% and the Total Annual Expenses for the year-ended December 31, 1999 would have been equal to 1.17%

     The Board has also approved a change in the manner in which fees earned by the Adviser are calculated. Currently, fees earned by the Adviser are derived by calculating the Basic Fee as a percentage of a single month-end number that does not accurately reflect the various increases and decreases in performance experienced by the Fund during any given month. The Board believes that it is in the best interests of the stockholders to calculate the performance fee based on an asset figure that more accurately reflects the performance of the Fund. Accordingly, the Board proposes that performance fees earned by the Adviser be calculated as a percentage of the Fund's average weekly net assets, on a monthly basis. Average weekly net assets calculated on a monthly basis will reflect the weekly performance of the Fund over the course of a month. The month-end asset figure upon which the Adviser's fee is currently calculated merely reflects the change in the Fund's performance on a single day from one month-end to the next. The Board believes that a performance fee based on an asset figure that averages the effects of weekly gains and losses experienced by the Fund on a monthly basis, the performance fee earned by the Adviser will more closely reflect the overall performance of the Fund. This proposed change may result in an increase or decrease in the aggregate annual compensation payable by the Fund to the Adviser, but the Board believes that it will render the most accurate basis upon which to calculate the Adviser's fees.

     Certain of the proposed changes may result in an increase and/or a decrease in the aggregate annual compensation payable by the Fund to the Adviser. The Board of Directors believes that each of the proposed changes to the Advisory Agreement are in the best interests of the Fund and its stockholders and, recommends that stockholders vote "FOR" the proposal. If the proposal is not approved by the stockholders, the current Advisory Agreement will continue in effect under its terms and conditions.

     The 1940 Act requires that any amendment to the Fund's Advisory Agreement be approved by "a majority of the Fund's outstanding voting securities" which means that "the vote, at the annual or special meeting of the security holders of such company duly called (A) of 67% or more of the voting securities present at such meeting, if the holders of more than 50% of the outstanding voting securities of such company are present or represented by proxy; or (B) of more than 50% of the outstanding voting securities of such company, whichever is the less."

       THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE
                AMENDMENTS TO THE INVESTMENT ADVISORY AGREEMENT.

                                 PROPOSAL NO. 4

                      CONSIDERATION OF A PROPOSAL TO AMEND
                           THE U.S. ADVISORY AGREEMENT
                          WITH WILMINGTON TRUST COMPANY

     The Board of Directors at its meeting held on February 10, 2000, approved certain amendments to the current agreement among the Fund, the Adviser, and Wilmington Trust Company (the "Sub-Adviser) whereby the Sub-Adviser will render certain sub-advisory services to the Adviser with respect to all of the Fund's net assets rather than having responsibility to provide certain advisory services with respect to only a portion of the Fund's net assets. The current agreement (the "U.S. Advisory Agreement") was originally entered into between the Fund, the Adviser and the Sub-Adviser on May 29, 1997 was last submitted and approved by the stockholders at an annual meeting held on May 29, 1997.

     The Directors believe that the services rendered to the Adviser by the Sub-Adviser are important for the benefit the Fund and its stockholders. The Board of Directors further believes that the change in the Sub-Adviser's role is necessary and in the best interests of the Fund's stockholders in view of the shift of the Fund's focus from investment primarily in global securities to investment in primarily U.S. securities. Under the current U.S. Advisory Agreement, the Sub-Adviser has responsibility for providing research and other advisory services to the Advisor in connection with U.S. securities only, formerly a relatively small percentage of the Fund's net assets. The U.S. Advisory Agreement contemplates that the Fund would maintain a global focus with respect to selecting portfolio securities and would only be marginally invested in U.S. securities. However, now that the Fund has shifted its focus primarily to investment in U.S. securities, a larger portion of the Fund's net assets may be invested in U.S. securities. Therefore, it is appropriate to have the U.S. Advisory Agreement amended in order to account for the expanded role of the Sub-Adviser to render sub-advisory services to the Adviser with respect to all of the Fund's net assets instead of a portion of the Fund's net assets and not be directed toward management of the Fund's U.S. securities only.

     There are no other changes to this agreement other than those deemed necessary to conform this agreement to a sub-advisory agreement. A copy of the new Sub-Advisory Agreement marked to indicate all changes proposed from the current U.S. Advisory Agreement is attached hereto as Appendix B.

     The Sub-Adviser will continue to be paid its fees from the Adviser in an amount equal to 25% of the net fees payable to the Adviser. For fiscal year-ended December 31, 1999, the Sub-Adviser earned total annual fees of $200,768.86. Had the flat rate fee structure proposed in the amended Advisory Agreement described in proposal number 3 been in effect for the same period, the Sub-Adviser would have earned total annual fees of $189,496.25 or 94.39% of the fees earned by the Sub-Adviser under the current U.S. Advisory Agreement. Had the performance adjusted fee structure calculated over a 12 month rolling period (proposed for the second year of the Advisory Agreement) been in effect for the same period, the Sub-Adviser would have earned total fees in the amount of $79,593.30, or 39.64% of the fees earned by the Sub-Adviser under the current U.S. Advisory Agreement. If proposal number 3 is approved by the stockholders and if the Adviser receives an increase or decrease in its annual fees as a result of the changes to the Advisory Agreement, the Sub-Adviser will receive a corresponding increase or decrease in its annual fees.

     The Board of Directors believes that the proposed amendments to the U.S. Advisory Agreement are in the best interests of the Fund and its stockholders and recommends that stockholders vote "FOR" the proposal. If the proposal is not approved by the stockholders, the current U.S. Advisory Agreement will continue in effect and the Sub-Adviser will continue to provide the Adviser and the Fund with investment advisory services only with respect to the U.S. securities held by the Fund.

     The 1940 Act requires that any amendment to this Agreement be approved by "a majority of the Fund's outstanding voting securities" which means that "the vote, at the annual or special meeting of the security holders of such company duly called (A) of 67% or more of the voting securities present at such meeting, if the holders of more than 50% of the outstanding voting securities of such company are present or represented by proxy; or (B) of more than 50% of the outstanding voting securities of such company, whichever is the less."

            THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE
               "FOR" THE AMENDMENTS TO THE SUB-ADVISORY AGREEMENT.

                                 PROPOSAL NO. 5

                              SHAREHOLDER PROPOSAL

     A shareholder has submitted the following proposal for inclusion in this Proxy Statement. Such shareholder claims beneficial ownership of at least $2,000 worth of the Fund's common stock. The Fund will provide the name and address of the proposing shareholder to any shareholder of the Fund who so requests such information by written or oral request to William Clark, c/o Clemente Strategic Value Fund, Inc., 152 West 57th Street, New York, New York 10019, telephone number 212-765-0700.

     RESOLVED: The shareholders recommend that the Board provide shareholders an option to receive Net Asset Value, with no redemption penalty, as soon as possible.

SUPPORTING STATEMENT:

     Many shareholders voted for Mr. Olin and his team with the expectation that the new Board would give shareholders an opportunity to realize Net Asset Value
(NAV) for their shares. This proposal asks precisely that. The wording is taken directly from a shareholder proposal that Mr. Olin submitted to The Portugal Fund ("PGF") earlier this year. What Mr. Olin proposed for PGF is, I believe, also correct for CLM.

     The proposal does not recommend open-ending the Fund. Instead, the Fund can implement the proposal by conducting a self-tender offer at NAV. This will permit shareholders who prefer the closed-end form to remain and benefit from the Fund's buyback program, while allowing others to exit and realize NAV.

     Mr. Olin recommended this approach in his letter of July 14, 1998 to the old CLM Board. He wrote: "Many shareholders feel that they should be entitled to receive full NAV for their shares right away and should not have to wait for perpetual share buybacks or other techniques to slowly eliminate the discount. The optimal solution for the Clemente Global Growth Fund might be a combination of the two remedies. First, allowing those who wished NAV to exit to an open-end counterpart or cash out, and then instituting a perpetual buyback program in the remaining closed-end fund to keep the discount from reappearing."

     Shareholders should take Mr. Olin at his word and vote "FOR" this proposal.

BOARD OF DIRECTORS' POSITION ON THE PROPOSAL

     The shareholder proposal asks that the Board provide Net Asset Value (NAV) without incurring a redemption penalty to those shareholders wishing to leave the Fund. Most of the Directors believe that this is not the most effective means to deliver long-term added value to a majority of shareholders. With two of the seven current directors dissenting, the Board opposes the proposal and agrees with the majority of shareholders who voted in the 1999 annual meeting that providing some means for shareholders to receive NAV should be rejected in favor of other means of maximizing shareholder value within the closed-end structure. The majority of the Board of Directors believes that somewhat more patience is justified in an attempt to reap potentially greater rewards. The goal of this Board is not to pit one shareholder against another, but to establish a balance that satisfies the greatest number of shareholders.

     Different types of investors have their own agendas and their own beliefs. The closed-end structure is fundamentally different from an open-end structure or one that provides NAV on demand. Attempts to deliver NAV immediately to a minority of shareholders who wish to exit the Fund may well destroy or diminish the advantages otherwise enjoyed by the remaining shareholders. For the time being, a majority of the current Board is committed to realizing the potential of the Fund without changing its fundamental nature.

     The major benefits of the closed-end structure to long-term shareholders are threefold: flexibility in managing fund assets, lower expenses, and performance enhancement through profiting from the discount.

     Flexibility in managing fund assets. Unlike open-end funds, closed-end funds are not subject to cash flow disruptions caused by inflows or outflows of capital when shareholders buy new shares or redeem shares. This permits fund management to take a more long-term perspective on investments and may permit a more effective investment strategy. This may in turn produce higher long-term portfolio returns. In addition, cash can be raised to take advantage of anticipated market declines without fear that it will instead have to be used to satisfy the shareholder redemptions typical of open-end funds that normally accompany market reversals. Less liquid securities, such as other closed-end funds selling at discounts, can be placed in the fund's portfolio without fear that redemptions will require untimely sales to raise capital.

     Lower expenses. Because closed-end funds need not engage in many of the shareholders services normally required of open-end funds and do not have the same marketing and communication activities, certain costs relating to shareholder servicing activities can be kept to a minimum. The Board is committed to reducing the Fund's overall expenses. The Board remains convinced that if a closed-end fund is run cost effectively, that these savings, along with the additional flexibility in managing fund assets, may well permit substantial additional returns to be realized over time as compared with equivalent open-end funds.

     Profiting from the discount. Closed-end funds often sell at discounts, at least part of the time. A fund that purchases its own shares at a discount benefits loyal, long-term shareholders in two ways. First, the net asset value is automatically increased at no additional risk. Second, the supply of shares available for sale at a discount is reduced and this creates price pressure which is likely to reduce the discount (recently below 5%) and to enhance share value. While the extra liquidity may benefit shareholders who choose to sell their shares, the greatest value of an ongoing buyback program accrues to long-term shareholders. Shareholders who view the Fund as a long-term, tax efficient investment may be better off in a closed-end structure at a nominal or moderate discount which fluctuates.

     It is important to note that Mr. Olin's shareholder proposal for PGF stated that:

     "RESOLVED: if a majority favors open-ending, but it fails to receive the super-majority vote required, the shareholders recommend that the Board provide shareholders an option to receive Net Asset Value, with no redemption penalty, as soon as possible."

     Mr. Olin believes that the statement attributable to him in the supporting statement may be misleading because the supporting statement refers to his remarks out of context and omits the conditional part of his proposal with respect to such other fund. In fact, the Fund's shareholders have twice voted down proposals to deliver NAV to shareholders in the last two shareholder meetings. The implication is that Mr. Olin was recommending that shareholders vote for an option to receive NAV, whereas he was simply recommending that the Board follow the wishes of a majority of the shareholders, which is precisely what they have been doing at Clemente.

     For all these reasons, a majority of the current Board recommends that shareholders vote "AGAINST" this shareholder proposal.

     Note: The two directors who were elected at the 1998 Annual Meeting of Stockholders support measures designed to benefit long-term shareholders. Nevertheless, because there can be no assurance that such measures will lead to the permanent elimination of the discount, they believe that those shareholders who would like to dispose of their shares at this time should be afforded an opportunity to do so at a price equal to (or close to) net asset value. Therefore, these directors respectfully dissent from the Board's recommendation to oppose this proposal.

EFFECT OF PASSAGE OF THE PROPOSAL

     Proposal No. 5 requires the affirmative vote of a majority of shares voting at the Meeting for passage. Passage of the Proposal will constitute a recommendation only to the Board of Directors. A decision to provide NAV by open-ending the Fund will require that the Board of Directors decide to pursue such a course of action, followed by an additional vote of the Fund's shareholders. The 1940 Act requires that any conversion of a closed-end investment company to an open-end investment company be by a vote of "a majority of the Fund's outstanding voting securities." The term "a majority of the Fund's outstanding voting securities" is defined by the 1940 Act to mean the vote, at the annual or a special meeting of the security holders of such company duly called (A) of 67% or more of the voting securities present at such meeting, if the holders of more than 50% of the outstanding voting securities of such company are present or represented by proxy; or (B) of more than 50% of the outstanding voting securities of such company, whichever is the less."

                 THE BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS
                         VOTE "AGAINST" PROPOSAL NO. 5.

                    THE INVESTMENT ADVISER, THE SUB-ADVISER
                             AND THE ADMINISTRATOR

THE INVESTMENT ADVISER

     Clemente Capital, Inc., the Fund's investment adviser, has its principal office at 152 West 57th Street, New York, New York 10019. Lilia C. Clemente is Chairman and Chief Executive Officer of the Adviser. Leopoldo M. Clemente, Jr., President of the Fund, is President, Chief Investment Officer and a Director of the Adviser. In addition to Mr. and Mrs. Clemente, the Adviser's Directors are:
Salvador Diaz-Verson, Jr., President of Diaz-Verson Capital Investments, Inc., an investment advisory firm located in Columbus, Georgia; Robert J. Christian, Chief Investment Officer, Wilmington Trust Company; and Irving L. Gartenberg, Esq., general counsel to the Adviser. Mrs. Clemente owns approximately 60% of the outstanding Common Stock of the Adviser. The address for Mr. and Mrs. Clemente is 152 West 57th Street, New York, New York 10019. The address for Mr. Diaz-Verson is 1200 Brookstone Centre Parkway, Suite 105, Columbus, Georgia 31904; the address for Mr. Christian is 1100 North Market Street, Wilmington, Delaware 19890; and the address for Mr. Gartenberg is 122 East 42nd Street, 46th Floor, New York, New York 10017. Wilmington Trust Company owns 24% of the outstanding Common Stock of the Adviser.

THE SUB-ADVISER

     Wilmington Trust Company is a Delaware bank and trust company with principal offices at 1100 North Market Street, Wilmington, Delaware 19890. Wilmington is a wholly-owned subsidiary of Wilmington Trust Corporation, 1100 North Market Street, Wilmington, Delaware 19890.

     Ted T. Cecala is the principal executive officer of Wilmington Trust. The name and principal occupation of each director of Wilmington Trust as of March 23, 1999 were as follows:

             NAME OF DIRECTOR                                            OCCUPATION
             ----------------                                            ----------
Ted T. Cecala.............................  CEO and Chairman of the Board of Wilmington Trust
Andrew B. Kirkpatrick, Jr.................  Counsel to the law firm of Morris, Nichols, Arsht and Tunnell
David P. Roselle..........................  President of the University of Delaware
Mary Jornlin-Theisen......................  Civic leader
Charles S. Crompton, Jr...................  Partner in the law firm of Potter, Anderson & Corroon
Edward B. du Pont.........................  Private investor
Stacey J. Mobley..........................  Senior Vice President, external affairs, E.I. Du Pont de Nemours and
                                            Company
Carolyn S. Burger.........................  Principal of CB Associates, Inc., a consulting firm
Robert V.A. Harra, Jr.....................  President, COO and Treasurer of Wilmington Trust
Leonard W. Quill..........................  Retired
Richard R. Collins........................  Chairman of Collins, Inc, a consulting firm
Hugh E. Miller............................  Retired
Thomas P. Sweeney.........................  Partner in the law firm of Richards, Layton & Finger, P.A.
H. Stewart Dunn, Jr.......................  Partner in the law firm of Ivins, Phillips & Barker
R. Keith Elliot...........................  Chairman of the Board and CEO of Hercules Incorporated
Robert C. Forney..........................  Retired
Rex L. Mears..............................  President of Ray S. Mears and Sons, Inc.
Robert W. Tunnell, Jr.....................  Managing Partner of Tunnell Companies, L.P.
H. Rodney Sharp, III......................  Retired

     Each of the above persons may be reached c/o Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890.

THE ADMINISTRATOR

     PFPC Inc., 400 Bellevue Parkway, Wilmington, Delaware, serves as Administrator of the Fund.

                                 MISCELLANEOUS

     As of the date of this Proxy Statement, management does not know of any other matters that will come before the Meeting. If an attempt is made to bring proposals not described in this Proxy Statement before the Annual Meeting or any adjournment thereof, the proxy holders will, if necessary, use their discretionary authority to vote on such proposals. In the event that any other matter properly comes before the Meeting, the persons named in the enclosed form of proxy intend to vote all proxies in accordance with their best judgment on such matters.

     All shares represented by proxies sent to the Fund to be voted at the Annual Meeting will be voted if received prior to the Meeting. Votes shall be tabulated by the Fund's transfer agent. Abstentions do not constitute a vote "for" or "against" a matter and will be disregarded in determining votes cast on an issue. Broker "non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote the shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will treated the same as abstentions. Abstentions and broker "non-votes" will have the effect of a "no" vote for purposes of obtaining the requisite approval of each proposal.

     Quorum. A quorum is constituted with respect to the Fund by the presence in person or by proxy of the holders of more than 50% of the outstanding shares of the Fund entitled to vote at the Meeting. For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions and broker "non-votes" (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as shares that are present at the Meeting but which have not been voted.

     In the event that a quorum is not present at the Meeting, or in the event that a quorum is present at the Meeting but sufficient votes to approve any or all of the proposals are not received, the persons named as proxies, or their substitutes, may propose one or more adjournments of the Meeting to permit the further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares affected by the adjournment that are represented at the Meeting in person or by proxy.

     The vote required for passage of each of the proposals listed herein and for the election of the directors is listed at the end of each section describing said proposal or election.

     Under Maryland law, the approval of any of the proposals described herein will not give rise to dissenting shareholders receiving any appraisal or similar rights.

                             ADDITIONAL INFORMATION

     As of February 29, 2000, (1) Ron Olin Investment Management Company and Deep Discount Advisers, Inc., both located at One West Pack Square, Suite 777, Asheville, North Carolina 28801, together owned 1,676,453 shares, approximately 38.2% of the outstanding common shares of the Fund based on the most recent
Schedule 13D filing with the SEC on September 28, 1999; and (2) Karpus Investment Management, 14 Tobey Village Office Park, Pittsford, New York 14534 owned 300,850 shares, approximately 6.9% of the outstanding shares of the Fund based on the most recent Schedule 13D filing with the SEC on February 8, 2000. As of such date, no other person owned of record or, to the knowledge of management, beneficially owned more than 5% of the outstanding shares of the Fund

                              2001 ANNUAL MEETING

     Stockholder proposals meeting the requirements contained in the proxy rules adopted by the Securities and Exchange Commission may, under certain conditions, be included in the Fund's proxy material for an annual meeting of stockholders. Pursuant to these rules, proposals of stockholders intended to be presented at the Fund's 2001 Annual Meeting of Stockholders (expected to be held in late April, 2001) must be received by the Fund on or before December 16, 2000 to be considered for inclusion in the Fund's Proxy Statement and form of proxy relating to that Annual Meeting. Receipt by the Fund of a stockholder proposal in a timely manner does not insure the inclusion of such proposal in the Fund's proxy material. Pursuant to the Fund's advance notice provision contained in its by-laws, proposed matters other than those governed by the foregoing rules must be submitted to the Fund no later than 60 days prior to the meeting.


                                          CLEMENTE STRATEGIC VALUE FUND, INC.





                                          WILLIAM CLARK
                                          Secretary


Dated: April 6, 2000

             PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD NOW

                       RESULTS OF THE 1999 ANNUAL MEETING

     The Fund held its 1999 Annual Meeting on May 21, 1999. At the meeting, the shareholders voted on the election of Fund directors, the ratification of PricewaterhouseCoopers LLP as the Fund's independent accountants for the year ending December 31, 1999, and three shareholder proposals, the results of which were as follows:

                                                                                      ABSTENTIONS
                                                                                   AND BROKER VOTES
                                                                    -----------------------------------------------
                                                                       FOR        AGAINST     WITHHELD    NON-VOTES
                                                                    ---------    ---------    --------    ---------
PROPOSAL ONE
Election of Directors
  Ronald G. Olin.................................................   3,931,207                  411,942
  Gary A. Bentz..................................................   4,137,436                  205,713
  Ralph W. Bradshaw..............................................   3,931,336                  411,813
  William Clark..................................................   4,137,436                  205,713
  Philip Goldstein...............................................   4,136,854                  206,295
  Gerald Hellerman...............................................   4,135,854                  207,295
  Thomas H. Lenagh...............................................   3,930,136                  413,013
PROPOSAL TWO
Amending the Articles of Incorporation to change the Fund's
  name...........................................................   3,987,912      144,011                 100,864
PROPOSAL THREE
Ratification of Independent Accountants..........................   4,141,051       35,913                 166,186
PROPOSAL FOUR
Elimination of a fundamental investment policy prohibiting
  investments in other investment companies......................   2,892,234      184,884                 100,707
PROPOSAL FIVE
Shareholder Proposal to convert the Fund to an open-end fund.....     934,264    2,289,252                  69,930

                      [This page intentionally left blank]

                           PROXY STATEMENT APPENDIX A

                       CLEMENTE STRATEGIC VALUE FUND, INC.
                        152 WEST 57TH STREET, 25TH FLOOR
                            NEW YORK, NEW YORK 10019

                                                                     May 1, 2000

Clemente Capital, Inc.
152 West 57th Street, 25th Floor
New York, New York 10019

                            RE: AMENDED AND RESTATED
                                INVESTMENT ADVISORY AGREEMENT
                                -----------------------------

Dear Sirs:

     Clemente Strategic Value Fund, Inc. (the "Fund") a corporation organized under the laws of the State of Maryland confirms its agreement with Clemente Capital, Inc. (the "Investment Adviser") as follows:

     1. Appointment of Investment Adviser. The Fund desires to employ its capital by investing and reinvesting in investments of the kind and in accordance with the limitations specified in its Articles of Incorporation dated April 30, 1987 as amended from time to time (the "Charter"), and in its Prospectus as from time to time in effect (the "Prospectus"), and in the manner and to the extent as may from time to time be approved by the Board of Directors of the Fund. The Fund desires to employ and hereby appoints the Investment Adviser to act as investment adviser of the Fund. The Investment Adviser accepts the appointment and agrees to furnish the services for the compensation set forth below.

     2. Delivery of Fund Documents. The Fund has furnished the Investment Adviser with copies properly certified or authenticated of each of the following:

     (a) Charter.

     (b) By-Laws-of the Fund, as amended from time to time.

     (c) Resolutions of the Directors of the Fund selecting Clemente Capital, Inc. as Investment Adviser and approving the form of this Agreement.

     (d) Prospectus.

The Fund will furnish the Investment Adviser from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing, if any.

     3. Name of Fund. The Fund may use the name "Clemente Strategic Value Fund, Inc." or any name derived from the name "Clemente Capital, Inc." only for so long as this Agreement or any other Investment Advisory Agreement between the Investment Adviser and the Fund or any extension, renewal or amendment hereof or thereof remains in effect, including any similar agreement with any organization which shall have succeeded to the Investment Adviser's business as investment adviser. At such time as such an agreement shall no longer be in effect, the Fund will (to the extent that it lawfully can) cease to use such name or any other name indicating that it is advised by or otherwise connected with the Investment Adviser or any organization which shall have so succeeded to the Investment Adviser's business. The Fund acknowledges that the Investment Adviser may grant the non-exclusive right to use the name "Clemente" to any other corporation or entity, including but not limited to any investment company of which the Investment Adviser or any subsidiary or affiliate thereof or any successor to the business thereof shall be an investment adviser.

     4. Services Provided by Investment Adviser. Subject to the supervision and direction of the Board of Directors of the Fund, the Investment Adviser will
(a) act in strict conformity with the Fund's Articles of Incorporation, the Investment Company Act of 1940, as amended (the "1940 Act") and the Investment Advisers Act of 1940, as amended, (b) manage the Fund's portfolio and furnish a continual investment program for the Fund in accordance with the Fund's investment objective and policies as described in the Fund's Prospectus,
(c) make investment decisions for the Fund, (d) provide the Fund with investment research and statistical data, advice and supervision, data processing and clerical services, (e) provide the Fund with office facilities which may be the Investment Adviser's own offices, (f) determine what securities shall be purchased for the Fund, what securities shall be held or sold by the Fund, and what portion of the Fund's assets shall be held uninvested, (g) review asset allocations and investment policies with the Board of Directors of the Fund every quarter, and (h) advise and assist the officers of the Fund in taking such steps as are necessary or appropriate to carry out the decisions of the Board of Directors of the Fund and its committees with respect to the foregoing matters and the conduct of the business of the Fund. In addition, the Investment Adviser will furnish the Fund with whatever statistical information the Fund may reasonably request with respect to the securities that the Fund may hold or contemplate purchasing.

     The Investment Adviser will keep the Fund informed of developments materially affecting the Fund's portfolio, and will, on its own initiative, furnish the Fund from time to time with whatever information the Investment Adviser believes is appropriate for this purpose.

     5. Allocation of Charges and Expenses. The Investment Adviser will make available, without expense to the Fund, the services of such of its officers, directors and employees as may be duly elected officers or directors of the Fund, subject to the individual consent of such persons to serve and to any limitations imposed by law. The Investment Adviser will pay all expenses incurred in performing its investment advisory services under this Agreement, including compensation of and office space for officers and employees of the Fund connected with investment and economic research, trading and investment management of the Fund, as well as the fees of all Directors of the Fund who are "affiliated persons" of the Investment Adviser, as that term is defined in the 1940 Act or any of its "affiliated persons". The Investment Adviser will not be required to pay any expenses of the Fund other than those specifically allocated to it in this paragraph 5. In particular, but without limiting the generality of the foregoing, the Fund will be required to pay: organization and offering expenses; fees and expenses incurred by the Fund in connection with membership in investment company organizations; brokerage and other expenses of executing portfolio transactions; legal, auditing or accounting expenses; taxes or governmental fees; the fees and expenses of any administration, transfer agent, registrar or dividend disbursing agent of the Fund; the cost of preparing share certificates or any other expenses, including clerical expenses of issue, or repurchase of shares of capital stock (the "Shares") of the Fund; interest charges and other costs of borrowing funds; the expenses of and fees for registering or qualifying securities for sale and of maintaining the registration of the Fund; the fees and expenses of Directors of the Fund who are not affiliated with the Investment Adviser; the cost of preparing and distributing reports and notices to shareholders and reports to regulatory agencies; the costs and or fees incident to Directors' and Shareholders' meetings; the cost of preparing and mailing proxy materials; the costs and or fees incident to the listing (and maintenance of such listing) of the Fund's Shares on stock exchanges; the fees or disbursements of custodians and subcustodians of the Fund's assets, including expenses incurred in the performance of any obligations enumerated by the Charter or By-Laws of the Fund insofar as they govern agreements with any such custodian; the cost of office supplies, including stationery; travel expenses of all offices and employees of the Fund; litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund's business.

     6. Compensation of the Adviser. In consideration of the services rendered pursuant to this Agreement, the Fund will pay to the Investment Adviser, as compensation for the services provided by the Investment Adviser under this Agreement, a monthly fee comprised of a basic fee of 1% (on an annualized basis) of the average weekly net assets of the Fund (the "Basic Fee") that is subject to adjustment based on the investment performance of the Fund in relation to the investment performance of the S&P 500 Index of U.S. securities (the "S&P 500 Index").

     Adjustments to the Basic Fee will be made by comparison of the Fund's investment performance for the applicable performance period to the investment record of the S&P 500 Index for the same period. The applicable performance period is a rolling sixty (60) month period whereby the most recent calendar month is substituted for the earliest month as time passes.

     The Basic Fee for each month may be increased to a maximum of 2.00% (on an annualized basis) or decreased to a minimum of 0.00% (on an annualized basis) depending on the extent by which the Fund's performance varies from the S&P 500 Index over the performance period described above.

     The maximum monthly fee rate as adjusted for performance will be 1/12 of 2.00% and will be payable if the investment performance of the Fund exceeds the percentage change in the investment record of the S&P 500 Index by fifteen
(15) or more percentage points for the performance period, and the minimum monthly fee rate as adjusted for performance will be 1/12 of 0.00% and will be payable if the percentage change in the investment performance of the Fund is exceeded by the investment record of the S&P 500 Index by five or more percentage points for the performance period. Appendix A sets forth the method of determining the adjustments to the Basic Fee.

     In calculating the investment performance of the Fund as compared with the investment record of the S&P 500 Index, dividends and other distributions of the Fund and dividends and other distributions reported with respect to component securities of the S&P 500 Index during the performance period will be treated as having been reinvested. Also, any taxes paid by the Fund which may be claimed as tax credits by the shareholders of the Fund are added back in calculating the Fund's performance in order to be comparative with the S&P 500 Index.

     Pursuant to a Sub-Advisory Agreement among the Fund, the Investment Adviser and Wilmington Trust Company, an indirect affiliate of the Investment Adviser ("Wilmington Trust"), dated May 29, 1997 (the "Sub-Advisory Agreement"), Wilmington Trust provides sub-advisory services for the Fund's portfolio subject to the supervision of the Board of Directors. Under the terms of the Sub-Advisory Agreement, the Investment Adviser has agreed to pay Wilmington Trust a monthly fee at the rate of 25% of the net fees payable to the Investment Adviser.

     The investment performance of the Fund for any period, expressed as a percentage of the Fund's net asset value per share at the beginning of such period, shall mean and be the sum of: (i) the change in the Fund's net asset value per share during such period adjusted to reflect dividend income gross of withholding taxes; (ii) the value of the Fund's cash distributions per share accumulated to the end of such period; and (iii) the value of capital gains taxes per share paid or payable on undistributed realized long-term capital gains accumulated to the end of such period. For this purpose, the value of distributions per share of realized capital gains, of dividends per share paid from investment income and of capital gains taxes per share paid or payable on undistributed realized long-term capital gains shall be treated as reinvested in shares of the Fund at the net asset value per share in effect at the close of business on the record date for the payment of such distributions and dividends and the date on which provision is made for such taxes, after giving effect to such distributions, dividends and taxes. Fractions of a percentage point in calculating such investment performance shall be rounded to the nearer whole point and to the higher whole point if exactly one-half.

     The investment record of the S&P 500 Index for any period, expressed as a percentage of the S&P 500 Index level at the beginning of such period, shall mean and be the sum of: (i) the change in the level of the S&P 500 Index during such period; and (ii) the value, computed consistently with the S&P 500 Index, of dividends and other distributions as reported in the S&P 500 Index, made by companies whose securities comprise the S&P 500 Index accumulated to the end of such period. For this purpose, dividends and other distributions on the securities which comprise the S&P 500 Index shall be treated as having been reinvested in the S&P 500 Index. Fractions of a percentage point in calculating such investment record shall be rounded to the nearer whole point and to the higher whole point if exactly one-half.

     The Investment Adviser will receive a flat 1% fee of the average month-end net assets of the Fund (on an annualized basis) payable monthly for the four
(4) month period from January 1, 2000 through April 30, 2000 plus any applicable performance fee for such four (4) month period using the formula contained in the prior Agreement in effect during such period. For the period from May 1, 2000 to December 31, 2000 the Basic Fee plus or minus the performance adjustments set forth in Appendix A will be calculated and paid monthly. Thereafter, the Basic Fee plus or minus the performance adjustments will be calculated and paid monthly. The performance fee calculable after May 1, 2000 will be based on a sixty (60) month period except that for the initial five
(5) years from the effective date of this Agreement, such calculation will be based on the specific number of months this revised Agreement will have been in effect until the Fund has a full five (5) year period on which to base such performance fee.

     Any calculation of the investment performance of the Fund and the investment record of the S&P 500 Index shall be in accordance with any then applicable rules of the Securities and Exchange Commission.

     In the event of any termination of this Agreement, the fee provided for in this paragraph 6 shall be calculated on the basis of a period ending on the last day on which this Agreement is in effect, subject to a pro rata adjustment based on the number of days elapsed in the current period as a percentage of the total number of days in such period.

     7. Services to Other Accounts. The Fund understands that the Investment Adviser now acts, will continue to act and may act in the future as investment adviser to fiduciary and other managed accounts, and the Fund has no objection to the Investment Adviser so acting, provided that whenever the Fund and one or more other accounts advised by the Investment Adviser are prepared to purchase, or desire to sell, the same security, available investments or opportunities for sales will be allocated in a manner believed by the Investment Adviser to be equitable to each entity. The Fund recognizes that in some cases this procedure may affect adversely the price paid or received by the Fund or the size of the position purchased or sold by the Fund. In addition, the Fund understands that the persons employed by the Investment Adviser to provide service to the Fund in connection with the performance of the Investment Adviser's duties under this Agreement will not devote their full time to that service. Moreover, nothing contained in this Agreement will be deemed to limit or restrict the right of the Investment Adviser or any "affiliated person" of the Investment Adviser to engage in and devote time and attention to other businesses or to render services of whatever kind or nature to other persons or entities, including serving as investment adviser to, or employee, officer, director or trustee of, other investment companies.

     8. Brokerage; Avoidance of Conflicts of Interest. In connection with purchases or sales of portfolio securities for the account of the Fund, neither the Investment Adviser nor any of its directors, officers or employees will act as a principal or agent or receive any commission with respect to such purchases or sales. The Investment Adviser or its agents shall arrange for the placing of all orders for the purchase and sale of portfolio securities for the Fund's account with brokers or dealers selected by the Investment Adviser. In the selection of such brokers or dealers and the placing of such orders, the Investment Adviser will use its best efforts to seek for the Fund the most favorable execution and net price available and will consider all factors it deems relevant in making such decisions including, but not limited to, price (including any applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm involved and the firm's risk in positioning a block of securities.

     The parties agree that it is in the interests of the Fund that the Investment Adviser have access to supplemental investment and market research and security and economic analyses provided by brokers who may execute brokerage transactions at a higher cost to the Fund than may result when brokerage is allocated to other brokers on the basis of the best price and execution. The Investment Adviser is authorized to place orders for the purchase and sale of securities for the Fund with such brokers, subject to review by the Fund's Directors from time to time. In selecting brokers or dealers to execute a particular transaction and in evaluating the best price and execution available, the Investment Adviser may consider the brokerage and research services (as such terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) provided to the Fund and/or other accounts over which the Investment Adviser exercises investment discretion.

     9. Standard of Care. The Investment Adviser will exercise its best judgment in rendering the services described in paragraph 4 above. The Investment Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by the Investment Adviser of its obligations and duties under this Agreement, or a loss resulting from a breach of fiduciary duty with respect to receipt of compensation for services (in which case any award of damages shall be limited to the period and amount set forth in Section 36(b)(3) of the 1940 Act). Any person, even though an officer, director, employee, or agent of the Investment Adviser, who may be or become an officer, director, employee or agent of the Fund, will be deemed, when rendering services to the Fund, to be rendering such services to, or acting solely for, the Fund and not as an officer, director, employee or agent, or one under the control or direction of the Investment Adviser, even though paid by it.

     10. Duration and Termination of this Agreement. This Agreement shall remain in force until April 30, 2002 and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by the vote of a majority of the Directors who are not interested persons of the Investment Adviser or of the Fund, cast in person at a meeting called for the purpose of voting on such approval and by a vote of the Board of Directors or of a majority of the outstanding voting securities of the Fund. The aforesaid requirement that continuance of this Agreement be specifically approved at least annually shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder. This Agreement may, on sixty (60) days, written notice, be terminated at any time without the payment of any penalty, by the Board of Directors of the Fund, or by vote of a majority of the outstanding voting securities of the Fund, or by the Investment Adviser. This Agreement shall automatically terminate in the event of its assignment. In interpreting the provisions of this Agreement, the definitions contained in Section 2(a) of the 1940 Act (particularly the definitions of "interested person", "assignment" and "majority of the outstanding voting securities"), as from time to time amended, shall be applied, subject, however, to such exemptions, as may be granted by the Securities and Exchange Commission by any rule, regulation or order.

     11. Amendment of this Agreement. No provisions of this Agreement may be amended, changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the amendment, change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by vote of the holders of a majority of the outstanding voting securities of the Fund and by the Board of Directors of the Fund, including a majority of the Directors who are not interested persons of the Investment Adviser or of the Fund, cast in person at a meeting called for the purpose of voting on such approval.

     12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York in a manner not in conflict with the provisions of the 1940 Act.

     13. Miscellaneous. Neither the holders of Shares of the Fund nor the Directors shall be personally liable hereunder. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     If you are in agreement with the foregoing, please sign the form of acceptance on the accompanying counterpart of this letter and return such counterpart to the Fund, whereupon this letter shall become a binding contract between the Fund and the Investment Adviser.

                                          Yours very truly,
                                          CLEMENTE STRATEGIC VALUE FUND, INC.

                                          Name:
                                                -------------------------------
                                          Title:
                                                -------------------------------

The foregoing Agreement is hereby accepted as of the date thereof.

                                          CLEMENTE CAPITAL, INC.

                                          Name:
                                                -------------------------------
                                          Title:
                                                -------------------------------

                        APPENDIX A TO ADVISORY AGREEMENT

                     COMPENSATION OF THE INVESTMENT ADVISER
                  PARAGRAPH 6 OF INVESTMENT ADVISORY AGREEMENT

     The following adjustments to the Basic Fee on an annualized basis shall apply with respect to the indicated percentage point differences between the performance of the Fund and the percentage change in the S&P 500 Index (percentage point differences represented by fractions shall be rounded to the nearer whole point and to the higher whole point if exactly one-half).

                  5-YEAR PERCENTAGE POINT
                    DIFFERENCE BETWEEN
                    PERFORMANCE OF FUND                                 ADJUSTMENT        FEE AS
                     AND   % CHANGE IN                        BASIC    TO BASIC FEE      ADJUSTED
                       S&P 500 INDEX                          FEE      (ANNUALIZED)    (ANNUALIZED)
-----------------------------------------------------------   -----    ------------    ------------
+15% or greater............................................     1%         +1.0%           2.00%
+14........................................................     1          +0.9            1.90
+13........................................................     1          +0.8            1.80
+12........................................................     1          +0.7            1.70
+11........................................................     1          +0.6            1.60
+10........................................................     1          +0.5            1.50
+9.........................................................     1          +0.4            1.40
+8.........................................................     1          +0.3            1.30
+7.........................................................     1          +0.2            1.20
+6.........................................................     1          +0.1            1.10
+5.........................................................     1           0.0            1.00
+4.........................................................     1          -0.1             .90
+3.........................................................     1          -0.2             .80
+2.........................................................     1          -0.3             .70
+1.........................................................     1          -0.4             .60
0..........................................................     1          -0.5             .50
-1.........................................................     1          -0.6             .40
-2.........................................................     1          -0.7             .30
-3.........................................................     1          -0.8             .20
-4.........................................................     1          -0.9             .10
-5 or greater..............................................     1          -1.0            0.00

     The following table provides various examples of the calculation of the increase or decrease, if any, to the Basic Fee on an annualized basis, assuming certain investment performances of the Fund and percentage changes in the investment record of the S&P 500 Index for the performance period.

                                           % CHANGE IN                   ADJUSTMENT        FEE AS
                  FUND                       S&P 500                    TO BASIC FEE      ADJUSTED
              PERFORMANCE                     INDEX       DIFFERENCE    (ANNUALIZED)    (ANNUALIZED)
----------------------------------------   -----------    ----------    ------------    ------------
+2%.....................................        +5%            -3%           -.8%             .2%
+10.....................................       +10              0           -0.5             0.5
+16.....................................       +17             -1           -0.6             0.4
+3......................................       +14            -11             -1               0
-5......................................        -8             +3           -0.2             0.8
+2                                              -9            +11            0.6             1.6

                      [This page intentionally left blank]

                           PROXY STATEMENT APPENDIX B

                             SUB ADVISORY AGREEMENT

     THIS AGREEMENT made as of May 29, 1997, as amended as of May 1, 2000, between CLEMENTE CAPITAL, INC., a New York corporation (the "Adviser"), CLEMENTE GLOBAL STRATEGIC VALUE FUND, INC., a Maryland corporation (the "Fund") and WILMINGTON TRUST COMPANY, a Delaware corporation (the "Sub-Adviser").

     WHEREAS, the Fund is registered as a closed-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Adviser has been appointed investment adviser to the Fund, pursuant to an Investment Advisory Agreement dated June 19, 1987, as amended as of May 1, 2000, which has been approved by the Fund's shareholders and by the Fund's Board of Directors, most recently on February 10, 2000 (the "Advisory Agreement"); and

     WHEREAS, the Adviser and the Fund desire to retain the Sub-Adviser to assist the Adviser in providing a continuous investment program for the Fund's portfolio (the "Portfolio") and the Sub-Adviser is willing to do so; and

     WHEREAS, the Board of Directors of the Fund has approved this Agreement, subject to approval by the shareholders of the Fund, and the Sub-Adviser is willing to furnish such services upon the terms and conditions herein set forth.

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

          1. Appointment. The Adviser and the Fund hereby appoint the Sub-Adviser to serve as sub-adviser to the Adviser with respect to the Portfolio. Intending to be legally bound, the Sub-Adviser accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

          2. Advisory Services. Subject to the supervision of the Fund's Board of Directors, the Sub-Adviser will assist the Adviser in providing a continuous investment program for the Portfolio, including investment research and management with respect to the securities and investments and cash equivalents comprising the Portfolio. The Sub-Adviser will provide services under this Agreement in accordance with the Fund's investment objective, policies and restrictions as stated in the Fund's Prospectus and resolutions of the Fund's Board of Directors applicable to the Fund.

     Without limiting the generality of the foregoing, the Sub-Adviser further agrees that it:

          (a) will assist in determining from time to time what securities and other investments will be purchased, retained or sold for the Portfolio;

          (b) will manage in consultation with the Adviser the Portfolio's temporary investments in securities, cash and cash equivalents;

          (c) will place orders pursuant to its investment determinations for the Portfolio either directly with the issuer or with any broker or dealer;

          (d) will consult with the Adviser on a continuous basis as to the Fund's total assets which shall be invested in the Portfolio;

          (e) will attend regular business and investment-related meetings with the Fund's Board of Directors and the Adviser if requested to do so by the Fund and/or the Adviser; and

          (f) will maintain books and records with respect to the securities transactions for the Portfolio, furnish to the Adviser and the Fund's Board of Directors such periodic and special reports as they may request with respect to the Portfolio, and provide in advance to the Adviser all reports to the Board of Directors for examination and review within a reasonable time prior to the Fund's Board meetings.

          3. Covenants by the Sub-Adviser. The Sub-Adviser agrees with respect to the services provided to the Fund that it:

          (a) will conform with all Rules and Regulations of the Securities and Exchange Commission;

          (b) will telecopy trade information to the Adviser no later than the first business day following the day of the trade and cause broker confirmations to be sent directly to the Adviser and adopt such other trade reporting, settlement and clearance procedures with respect to the Fund as shall be in accordance with the Fund's existing procedures and as mutually agreed by the parties hereto; and

          (c) will treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund and prior, present or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder (except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld, and may not be withheld and will be deemed granted where the Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund).

          4. Services Not Exclusive. The services furnished by the Sub-Adviser hereunder are deemed not to be exclusive, and nothing in this Agreement shall (i) prevent the Sub-Adviser or any affiliated person (as defined in the 1940 Act) of the Sub-Adviser or any affiliated person of such person from acting as investment adviser or manager for any other person or persona, including other management investment companies or investment vehicles or accounts of any type with investment objectives and policies the same as or similar to those of the Fund or (ii) limit or restrict the Sub-Adviser or any such affiliated person from buying, selling or trading any securities or other investments (including any securities or other investments which the Fund is eligible to buy) for its or their own accounts or for the accounts of others for whom it or they may be acting; provided, however that the Sub-Adviser agrees that it will not undertake any activities which, in its reasonable judgment, will adversely affect the performance of its obligations under this Agreement.

          5. Portfolio Transactions. Investment decisions for the Portfolio shall be made by the Sub-Adviser independently from those for any other investment companies and accounts advised or managed by the Sub-Adviser. The Portfolio and such investment companies and accounts may, however, invest in the same securities. When a purchase or sale of the same security is made at substantially the same time on behalf of the Portfolio and/or another investment company or account, the transaction will be averaged as to price, and available investments allocated as to amount, in a manner which the Sub-Adviser believes to be equitable to the Fund and such other investment company or account. In some instances, this investment procedure may adversely affect the price paid or received by the Fund or the size of the position obtained or sold by the Fund. To the extent permitted by law, the Sub-Adviser may aggregate the securities to be sold or purchased for the Portfolio with those to be sold or purchased for other investment companies or accounts in order to obtain best execution. Either the Adviser, or at the Sub-Adviser's option, the Sub-Adviser shall place orders for the purchase and sale of portfolio securities for the Portfolio and will solicit broker-dealers to execute transactions in accordance with the Fund's policies and restrictions regarding brokerage allocations. If applicable, the Sub-Adviser shall place orders pursuant to its investment determinations for the Portfolio either directly with the issuer or with any broker or dealer. If it executes portfolio transactions and selects brokers or dealers, the Sub-Adviser shall use its reasonable best efforts to seek the most favorable execution of orders, after taking into account all factors the Sub-Adviser deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. Consistent with this obligation, the Sub-Adviser may, to the extent permitted by law, purchase and sell portfolio securities to and from brokers and dealers who provide brokerage and/or research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934) to or for the benefit of the Portfolio and/or other accounts over which the Sub-Adviser or any of its affiliates exercises investment discretion. The Sub-Adviser is authorized to pay to a broker or dealer who provides such brokerage and/or research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and/or research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Sub-Adviser's overall responsibilities to the Fund. In no instance will portfolio securities be purchased from or sold to the Adviser or the Sub-Adviser or any affiliated person of either thereof, except as permitted by Rules and Regulations of the Securities and Exchange Commission.

          6. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Fund are the property of the Fund and further agrees to surrender promptly to the Fund any of such records upon the Fund's request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

          7. Expenses. During the term of this Agreement, the Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased for the Fund. Nothing herein, however, shall be deemed to require the Sub-Adviser to pay any expenses of the Fund or the Adviser.

          8. Compensation. For the services provided and the expenses assumed with respect to the Portfolio pursuant to this Agreement, the Sub-Adviser will be entitled to a fee, computed monthly, from the Adviser equal to twenty-five (25%) percent of the fees received by the Adviser from the Fund pursuant to the Advisory Agreement.

          9. Standard of Care: Limitation of Liability. The Sub-Adviser shall exercise due care and diligence and use the same skill and care in providing its services hereunder as it uses in providing services to other investment companies, accounts and customers, but shall not be liable for any action taken or omitted by the Sub-Adviser in the absence of bad faith, willful misconduct, gross negligence or reckless disregard of its duties.

          10. Reference to the Sub-Adviser. Neither the Adviser nor any affiliate or agent of it shall make reference to or use the name of the Sub-Adviser or any of its affiliates, or any of their clients, except references concerning the identity of and services provided by the Sub-Adviser to the Fund, which references shall not differ in substance from those included in the most recent proxy statement or annual report of the Fund, or the Fund's current registration statement, this Agreement and the Advisory Agreement between the Adviser and the Fund, in any advertising or promotional materials without the prior approval of the Sub-Adviser, which approval shall not be unreasonably withheld or delayed. The Adviser hereby agrees to make all reasonable efforts to cause thc Fund and any affiliate thereof to satisfy the foregoing obligation.

          11. Duration and Termination.  Unless sooner terminated, this
     Agreement shall continue until           , 2000, and thereafter shall
     continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by the Fund's Board of Directors or the vote of a "majority of the outstanding voting securities of the Fund," defined as the lesser of (a) sixty-seven (67%) percent of the shares of the Fund represented at a meeting if holders of more than fifty (50%) percent of the outstanding shares of the Fund are present in person or by proxy or (b) more than fifty (50%) percent of the outstanding shares of the Fund, provided that in either event its continuance also is approved by a majority of the Fund's Directors who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable at any time without penalty, on sixty (60) days' notice, by the Fund's Board of Directors, by the Adviser or by the Sub-Adviser or by vote of a majority of the outstanding voting securities of the Fund. This Agreement will terminate automatically in the event of its assignment (as defined in the 1940 Act).

          12. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by the vote of the holders of a majority of the outstanding voting securities of the Fund and by the Board of Directors of the Fund, including a majority of the Directors who are not interested persons of the Adviser or the Sub-Adviser, cast in person at a meeting called for the purpose of voting on such approval.

          13. Notice. Any notice, advice or report to be given pursuant to this Agreement shall be delivered or mailed:

     To the Sub-Adviser at:

     1100 North Market Street
     Wilmington, Delaware 19890
     Attention: Mr. Robert J. Christian

     To the Adviser at:

     152 West 57th Street
     New York, New York 10019
     Attention: Mr. Leopoldo M. Clemente, Jr.

     To the Fund at:

     152 West 57th Street
     New York, New York 10019
     Attention: Mr. Leopoldo M. Clemente, Jr.

     with a copy to:

     Spitzer & Feldman P.C.
     405 Park Avenue
     New York, New York 10022
     Attention: Thomas R. Westle, Esq.

          14. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

          This Agreement constitutes the entire agreement of the parties, shall be binding upon and shall inure to the benefit of the panics hereto and their respective successors and shall be governed by New York law.

          15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                          CLEMENTE STRATEGIC VALUE FUND, INC.


                                          By:
                                             ----------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------


                                          CLEMENTE CAPITAL, INC.


                                          By:
                                             ----------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------


                                          WILMINGTON TRUST COMPANY


                                          By:
                                             ----------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------

                      [This page intentionally left blank]

                      CLEMENTE STRATEGIC VALUE FUND, INC.

       The undersigned stockholder of Clemente Strategic Value Fund, Inc. (the "Fund") hereby constitutes and appoints Ralph W. Bradshaw, Gary A. Bentz and William Clark, or any of them, the action of a majority of them voting to be controlling, as proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of the Fund standing in his or her name on the books of the Fund at the Annual Meeting of Stockholders of the Fund to be held on Wednesday, April 26, 2000 at 9:30 A.M., New York time, at the offices of Clemente Capital, Inc., 152 West 57th Street, 25th Floor, New York, New York or at any adjournment thereof, with all the powers which the undersigned would possess if personally present, as designated on the reverse hereof:

       The undersigned hereby instructs the said proxies to vote in accordance with the aforementioned instructions with respect to (a) the election of seven Directors, (b) the ratification of the selection by the Board of Directors of the Fund's independent accountants, (c) the approval or disapproval of the amendments of the Fund's Advisory Agreement, and (d) the approval or disapproval of the amendments of the Fund's U.S. Advisory Agreement, and (e) the approval or disapproval of a shareholder proposal. If no such specification is made, the undersigned will vote (i) for the election of the seven directors nominated by the Fund, (ii) for the ratification of the selection by the Board of Directors of the Fund's independent accountants, (iii) for the amendments of the Fund's Advisory Agreement, (iv) for the amendments of the Fund's U.S. Advisory Agreement, (v) against the shareholder proposal, and (vi) in their discretion with respect to such other matters as may properly come before the Meeting.

       THIS PROXY IS SOLICITED ON BEHALF OF CLEMENTE STRATEGIC VALUE FUND, INC.'S BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

                                 April 26, 2000

                    (To be dated and signed on reverse side)

       Please mark boxes / / or /X/ in blue or black ink.


            Please mark your
       /X/  votes as in this
            example:

1. Election of Directors:

                                        For        Withheld

For, (except vote with-                 / /          / /
held from the following
Nominee(s):
           ----------------------------------------------------------------

Nominees: Gary A. Bentz, Ralph W. Bradshaw, William Clark, Thomas H. Lenagh,
          Scott B. Rogers, Andrew Strauss and Glenn W. Wilcox, Sr.


IN THEIR DISCRETION FOR ANY PERSON IN THE EVENT AN ABOVE-NAMED NOMINEE IS UNABLE TO SERVE AS A DIRECTOR.

This proxy, when properly executed, will be voted in the manner directed herein by the stockholder. If no specification is made, this proxy will be voted in favor of proposals 1, 2, 3, 4 and 6 and against proposal 5.

Your proxy is important to assure a quorum at the annual general meeting whether or not you plan to attend the meeting in person. You may revoke this proxy at any time, and the giving of it will not affect your right to attend the special general meeting and vote in person.

Please Mark, Sign, Date And Return The Proxy Card Promptly Using The Enclosed Envelope.



                                                         FOR    AGAINST  ABSTAIN

2. To ratify the selection by the Board of               / /      / /       / /
   Directors of PricewaterhouseCoopers LLP as the Fund's independent accountants for the year ending December 31, 2000.

3. To amend the Fund's Investment Advisory               / /      / /       / /
   Agreement with the Adviser regarding the calculation of the compensation of the Adviser, including the Basic Fee and the performance fee.

4. To amend the current U.S. Advisory Agreement          / /      / /       / /
   among the Fund, the Adviser and Wilmington
   Trust Company to a sub-advisory agreement on substantially the same terms as the current
   U.S. Advisory Agreement.

5. To consider a shareholder proposal recommending       / /      / /       / /
   that the Board take the steps necessary to provide shareholders an option to receive net asset value with no redemption penalty.

   The Board of Directors recommends a vote against this shareholder proposal.

6. In their discretion to act upon such other            / /      / /       / /
   matters as may properly come before the Meeting or any adjournment thereof.




Signature(s)                                                Dated:        , 2000
            -----------------------------------------------       --------

NOTE: Please sign exactly as name appears. When shares are held as joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer and if a partnership, please sign in full partnership name by authorized person.